UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2018 (May 7, 2018)

NN, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23486	62-1096725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

207 Mockingbird Lane Johnson City, Tennessee		37604
(Address of principal executive offices)		(Zip Code)

(423) 434-8300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 7, 2018 (the “Closing Date”), Precision Engineered Products LLC, a Delaware limited liability company (the “Purchaser”) and wholly-owned subsidiary of NN, Inc., a Delaware corporation (the “Company”), completed its previously announced acquisition (the “Acquisition”) of all of the outstanding capital stock of PMG Intermediate Holding Corporation, a Delaware corporation (“PMG”), pursuant to that certain Stock Purchase Agreement, dated as of April 2, 2018 (the “Stock Purchase Agreement”), by and among Purchaser, PMG, Paragon Equity LLC, a Delaware limited liability company (the “Seller”) and, solely for the purposes of Article V and Article XI therein, the Company.

In connection with the Acquisition, on the Closing Date, the Company, certain Company subsidiaries named therein, SunTrust Bank, as Administrative Agent (“SunTrust”), SunTrust Robinson Humphrey, Inc. as Lead Arranger, and certain lenders named therein entered into that certain Amendment No. 4 to Amended and Restated Credit Agreement (the “Amendment”), which amended the Company’s existing senior secured amended and restated credit agreement, dated as of September 30, 2016, by and among the Company, SunTrust, as Administrative Agent, certain lenders from time to time party thereto, et al. The Amendment permits the Acquisition and the Company’s incurring secured second lien term loans in an aggregate amount not to exceed $200.0 million and adjusts certain covenants in connection therewith.

The foregoing summary is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Also in connection with the Acquisition, on the Closing Date, the Company, certain Company subsidiaries named therein, SunTrust, as Administrative Agent, SunTrust Robinson Humphrey, Inc. as Lead Arranger and Bookrunner, and the lenders named therein entered into a Second Lien Credit Agreement (the “Second Lien Credit Agreement”) pursuant to which SunTrust and the other lenders extended a $200.0 million secured second lien term loan facility (the “Second Lien Facility”). The Company utilized the net proceeds from the Second Lien Facility, together with cash on hand, to pay in part the Purchase Price (as defined below) and fees and expenses related thereto.

The following is a summary of the Second Lien Facility.

Interest. The interest rates applicable to borrowings under the Second Lien Facility are based on a fluctuating rate of interest measured by reference to either, at the Company’s option, (i) a base rate, plus an applicable margin, or (ii) the greater of the London Interbank Offered Rate (“LIBOR”) or 1.00%, plus an applicable margin. The initial applicable margin for all borrowings under the Second Lien Facility is 7.00% per annum with respect to base rate borrowings and 8.00% per annum with respect to LIBOR borrowings.

Prepayments. The Company may voluntarily prepay outstanding loans under the Second Lien Facility, in whole or in part without premium or penalty for a period of three months following the Closing Date or at any time following the second anniversary of the Closing Date. The Company may be subject to a prepayment penalty of 2% of the amount of such loans that it prepays more than three months after the Closing Date but prior to the first anniversary of the Closing Date. If the Company prepays any outstanding loans following the first anniversary of the Closing Date but prior to its second anniversary, the Company may be subject to a prepayment penalty of 1% of the amount prepaid. The Second Lien Credit Agreement requires the Company to prepay outstanding loans, subject to certain exceptions, with: (i) a variable percentage of excess cash flow; (ii) 100% of the net cash proceeds of non-ordinary course asset sales or other dispositions of property by the Company or any of its subsidiaries, and 100% of the net cash proceeds from certain insurance and condemnation events with respect to the Company’s assets, subject to customary thresholds and reinvestment rights; (iii) 100% of the net cash proceeds from the issuance or incurrence of debt obligations for borrowed money not permitted by the Second Lien Credit Agreement by the Company or any of its subsidiaries; and (iv) 100% of the net cash proceeds from the issuance of equity after the Closing Date and prior to the third month anniversary of the Closing Date. In addition to other exceptions set forth in the Second Lien Credit Agreement, prepayments are not required to the extent of any required prepayments under the First Lien Credit Agreement, as defined in the Second Lien Credit Agreement.

Maturity. The Second Lien Facility matures on April 19, 2023.

Guarantee and Security. The Company’s obligations under the Second Lien Facility are guaranteed by the Company and each of the Company’s direct and indirect, existing and future material, domestic subsidiaries, subject to customary exceptions and limitations. The Second Lien Facility is secured by a perfected second priority lien over substantially all of the Company’s and each guarantor’s assets, subject to certain customary exceptions.

Covenants. The Second Lien Facility is subject to negative covenants that, among other things and subject to certain exceptions, limit the Company’s ability and the ability of its restricted subsidiaries to: (i) incur liens; (ii) incur indebtedness; (iii) make investments and acquisitions; (iv) merge, liquidate or dissolve; (v) sell assets, including capital stock of subsidiaries; (vi) pay dividends on capital stock or redeem, repurchase or retire capital stock; (vii) alter the Company’s business; (viii) engage in transactions with the Company’s affiliates; (ix) enter into burdensome agreements; (x) use proceeds from the Second Lien Facility; (xi) amend organizational documents; (xii) change accounting policies or reporting practices; (xiii) prepay or repurchase other indebtedness; and (xiv) perform other actions related to its subsidiaries with exceptions set forth in the Second Lien Credit Agreement.

Events of Default. The Second Lien Facility also contains certain customary events of default (including, among others, an event of default upon a change of control). If an event of default occurs and is not cured or waived, the lenders under the Second Lien Facility are entitled to take various actions, including the acceleration of amounts due under the Second Lien Facility and all actions permitted to be taken by a secured creditor.

The foregoing summary is subject to, and qualified in its entirety by, the full text of the Second Lien Credit Agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Pursuant to the Stock Purchase Agreement, on the Closing Date, the Purchaser acquired all of the outstanding capital stock of PMG. The aggregate purchase price (the “Purchase Price”) for the Acquisition was $375.0 million in cash, adjusted to account for PMG’s indebtedness, working capital and cash balance at the Closing Date. The Purchase Price was also adjusted to certain Acquisition-related expenses.

The foregoing description of the Stock Purchase Agreement and the transactions contemplated thereby is subject to, and qualified in its entirety by, the full text of the Stock Purchase Agreement, a copy of which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 3, 2018, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K above is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 7, 2018, the Company issued a press release announcing the completion of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information, including the press release, furnished under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any other filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date that this Report is required to be filed.

(b)	Pro Forma Financial Information

Pro forma financial information will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date that this Report is required to be filed.

(d)	Exhibits

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated April 2, 2018, by and among Precision Engineered Products LLC, NN, Inc., PMG Intermediate Holding Company and Paragon Equity LLC (previously filed as Exhibit 2.1 to the Current Report on Form 8-K, filed on April 3, 2018 and incorporated therein by reference).

10.1	Amendment No. 4 to Amended and Restated Credit Agreement, dated May 7, 2018 by and among NN, Inc., the affiliated Guarantors party thereto, SunTrust Bank, SunTrust Robinson Humphrey, Inc. and the Lenders party thereto.

10.2	Second Lien Credit Agreement, dated May 7, 2018, by and among NN, Inc., the affiliated Guarantors party thereto, SunTrust Bank, SunTrust Robinson Humphrey, Inc. and the Lenders party thereto.

99.1	Press Release issued by NN, Inc. dated May 7, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NN, INC.

Date: May 7, 2018	By:	/s/ Matthew S. Heiter
Matthew S. Heiter
Senior Vice President, General Counsel